UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 24, 2012

MONSANTO COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2012 Annual Meeting on January 24, 2012, of the 535,345,158 shares outstanding and entitled to vote, 451,964,521 shares were represented, constituting a 84.42% quorum.  The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

Item No. 1:
All of the board’s nominees for director were elected to serve until the Company’s 2015 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Janice L. Fields	406,934,225	2,093,659	1,729,400	41,207,237
Hugh Grant	398,396,222	10,764,495	1,596,567	41,207,237
C. Steven McMillan	368,974,598	39,675,778	2,106,908	41,207,237
Robert J. Stevens	373,133,256	35,622,045	2,001,983	41,207,237

Item No. 2:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified by the shareowners, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
444,356,222	5,846,574	1,761,725	0

Item No. 3:	The shareowners approved, on an advisory (non-binding) basis, executive compensation, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
347,939,955	54,185,870	8,631,459	41,207,237

Item No. 4:	The Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012) was approved by the shareowners, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
350,595,599	58,103,204	2,058,481	41,207,237

Item No.5:	The shareowners did not approve the shareowner proposal presented at the meeting requesting a report on certain matters related to GMO products, as evidenced by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
20,674,203	340,636,535	49,446,546	41,207,237

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY

Dated: January 24, 2012	By:	/s/ Jennifer L. Woods
Name:           Jennifer L. Woods
Title:           Assistant Secretary